EXHIBIT 10(iii)(dd)
Execution Copy
THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT entered into as of April 16, 2010 (the “Agreement”) by and between Commercial Metals Company, a Delaware corporation (the “Employer”), and Joseph Alvarado (“Executive”), first amended as of April 8, 2011 and second amended as of May 26, 2011, is made this 1st day of September, 2011.
RECITALS:
     WHEREAS, the Employer and Executive entered into the Agreement as of April 16, 2010 and amended the Agreement as of April 8, 2011 and as of May 26, 2011; and
     WHEREAS, the Employer and Executive desire to amend the Agreement in order to lengthen the initial duration of the Agreement and to increase Executive’s salary in recognition of Executive’s promotion to the position of President and Chief Executive Officer of the Employer effective September 1, 2011;
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Employer and Executive agree to further amend the Agreement as follows:
1. Sections 3. Duration and 6.a. Salary are hereby omitted in their entirety and the following revised Sections 3. and 6.a. are hereby substituted therefor:
3.	Duration. This Agreement shall, unless terminated as hereinafter provided, continue through August 31, 2013. Unless Executive or Employer gives written notice of his or its intent not to renew this Agreement no later than ninety (90) days prior to its expiration, this Agreement shall automatically continue in effect for successive additional one (1) year terms subject to all other terms and conditions contained herein.

6.	a. Salary. Executive shall receive an annual base salary of not less than $750,000.00 during the term of this Agreement. This salary may be increased at the sole discretion of Employer, and may not be decreased without Executive’s written consent.
2. Except to the extent specifically amended as provided herein, the Agreement is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall be and remain in full force and effect for any and all purposes. From and after the date hereof, any and all references to the Agreement shall refer to the Agreement as hereby amended.
[Signature Page to Follow]

EXHIBIT 10(iii)(dd)
Execution Copy
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EXECUTIVE	EMPLOYER

COMMERCIAL METALS COMPANY

/s/ Joseph Alvarado Joseph Alvarado	By:	/s/ Richard B. Kelson Name: Richard B. Kelson
Title: Director